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                                                                     Exhibit 4.8


                               RETAINER AGREEMENT
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        The parties hereto, SECURFONE AMERICA INCORPORATED (hereafter SFI) and
AMY J. PIPOLY, in consideration of the mutual covenants herein contained, the parties agree herein as follows:

        1. Between May 22, 1996 and September 30, 1997, PIPOLY will provide, on demand as reasonable required by SFI, consulting services to SFI concerning matters within PIPOLY'S expertise and germane to SFI business activities.

        2. SFI agrees that is shall compensate PIPOLY by the provision of 2,500 shares of SFI or its option equivalent at such time as SFI releases such shares for compensation of those individuals likewise providing consulting and professional services to SFI, but in no event later than February 28, 1998.

        3. PIPOLY agrees SFI's liability shall be limited to stock or options aforesaid, and that SFI makes no representation or warranty as to their market value or marketability.

        4. The services to be provided by PIPOLY shall be provided at such times and locations as are convenient to SFI or it's officers.

                                                  /s/ Amy J. Pipoly
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                                                  AMY J. PIPOLY


                                                  /s/ Michael R. Lee
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                                                  MICHAEL R. LEE